As filed with the Securities and Exchange Commission on November 7, 2006.

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A / A #2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

YUCHENG TECHNOLOGIES LIMITED

(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

105 West 13th Street Suite New York, New York	10011
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-132814
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be Registered	Each Class is to be Registered
Common Stock, $.0001 par value	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

(Title of Class)

This amendment is being filed to change Yucheng Technologies Limited from being a company registered under Section 12(g) of the Securities Exchange Act of 1934 to being registered under Section 12(b) of the Securities Exchange Act of 1934.

Item 1.    Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the heading “Description of Securities” in the registration statement on Form S-4, at pages 192-194 (File No. 333-132814).  This information is incorporated herein by reference.

Item 2.    Index to Exhibits.

*3.1	Memorandum of Association
*3.2	Articles of Association
*4.1	Specimen Common Share Certificate
*4.2	Specimen Warrant Certificate
***4.3	Unit Purchase Option, as amended, granted to Representative
**4.4	Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant
***4.5	Form of Warrant Agreement Amendment between Continental Stock Transfer and Trust Company and the Registrant, dated October 20, 2006

*                  Incorporated by reference from Registration Statement on Form S-4, as amended (File No. 333-132814), which was initially filed with the Securities and Exchange Commission on May 6, 2006.

**           Incorporated by reference from Registration Statement on Form S-1, as amended (File No. 333-117639), which was initially filed with the Securities and Exchange Commission on July 23, 2004.

***  Incorporated by reference from Current Report on Form 8-K filed on October 20, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

YUCHENG TECHNOLOGIES LIMITED

Date: November 7, 2006	By:	/s/ Chih T. Cheung
Chih T. Cheung
President